UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2015

McDermott International, Inc.

(Exact name of registrant as specified in its charter)

REPUBLIC OF PANAMA	001-08430	72-0593134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

757 N. Eldridge Parkway Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (281) 870-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 13, 2015, McDermott International, Inc. (the “LC Borrower” or “McDermott”) and certain of its wholly owned subsidiaries, as guarantors, entered into an Amendment No. 1 and Commitment Increase Supplement (the “Commitment Increase Supplement”) to the credit agreement dated April 16, 2014, among the LC Borrower, McDermott Finance L.L.C, Crédit Agricole Corporate and Investment Bank, as administrative agent and collateral agent, and certain lenders and letter of credit issuers party thereto (as amended, the “Credit Agreement”).

The Commitment Increase Supplement amended the Credit Agreement to, among other things: (1) delete weekly reporting requirements of McDermott relating to cash forecasts and variances against actual results; and (2) increase the existing letter of credit capacity of $400.0 million to $520.0 million, effected by adding to the Credit Agreement a new letter of credit lender and by allowing existing letter of credit lenders to increase their respective letter of credit commitments.

The foregoing summary is qualified in its entirety by reference to the complete text of the Commitment Increase Supplement, which is filed as Exhibit 4.1 to this report and is incorporated by reference herein.

As of September 30, 2015, the aggregate face amount of letters of credit issued under the Credit Agreement was $320.4 million.

McDermott also, together with its subsidiary Eldridge Pte. Ltd., entered into a joinder agreement pursuant to which that subsidiary became a guarantor under the Credit Agreement and Indenture. The documents related to the joinder are filed as Exhibits 4.2, 4.3 and 4.4 to this current report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 above is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Amendment No. 1 and Commitment Increase Supplement, dated as of October 13, 2015, entered into by and among McDermott International, Inc., Crédit Agricole Corporate and Investment Bank, as administrative agent, and certain banks and financial institutions executing the signature pages thereto, as lenders and letter of credit issuers.

4.2	Assumption Agreement, dated as of October 13, 2015 by Eldridge Pte. Ltd. in favor of Crédit Agricole Corporate and Investment Bank, as administrative agent and collateral agent.

4.3.	Assumption Agreement, dated as of October 13, 2015 by Eldridge Pte. Ltd. in favor of Wells Fargo Bank, National Association, as collateral agent.

4.4	Second Supplemental Indenture and Guarantee, dated as of October 13, 2015, among Eldridge Pte. Ltd., McDermott International, Inc. as the issuer, each existing guarantor under the Indenture, Wells Fargo Bank, National Association, as trustee, paying agent and registrar, and Wells Fargo Bank, National Association, as collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McDERMOTT INTERNATIONAL, INC.

By:	/s/ Stuart A. Spence
Stuart A. Spence
Executive Vice President and Chief Financial Officer

October 19, 2015

EXHIBIT INDEX

No.	Description

4.1	Amendment No. 1 and Commitment Increase Supplement, dated as of October 13, 2015, entered into by and among McDermott International, Inc., Crédit Agricole Corporate and Investment Bank, as administrative agent, and certain banks and financial institutions executing the signature pages thereto, as lenders and letter of credit issuers.

4.2	Assumption Agreement, dated as of October 13, 2015 by Eldridge Pte. Ltd. in favor of Crédit Agricole Corporate and Investment Bank, as administrative agent and collateral agent.

4.3	Assumption Agreement, dated as of October 13, 2015 by Eldridge Pte. Ltd. in favor of Wells Fargo Bank, National Association, as collateral agent.

4.4	Second Supplemental Indenture and Guarantee, dated as of October 13, 2015, among Eldridge Pte. Ltd., McDermott International, Inc. as the issuer, each existing guarantor under the Indenture, Wells Fargo Bank, National Association, as trustee, paying agent and registrar, and Wells Fargo Bank, National Association, as collateral agent.